Exhibit 10.30

EXECUTION COPY

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

INTERNATIONAL PICK, PACK AND SHIPPING SERVICES AGREEMENT

between

WEA INTERNATIONAL INC. (“WMI”)

AND

WARNER MUSIC MANUFACTURING EUROPE GmbH (to be renamed CINRAM
GmbH) COMPANY (“Company”)

Dated as of October 24, 2003

Capitalized terms not defined where they appear in the text are defined in Paragraph 13.

1.  Appointment.  (a)

(i)  WMI hereby appoints Company to render, and Company shall render, PP&S Services for one hundred percent (100%) of Products for direct shipment to retail customers in the Exclusive Territory in accordance with the terms hereof.  Additionally, Company shall have non-exclusive rights to render and shall, at the request of WMI, render PP&S Services for Records intended for sale or other disposition in the Non-Exclusive Territory in accordance with the terms hereof.

(ii)  Notwithstanding anything to the contrary contained in Paragraph 1(a)(i), from and after the effective date of a Recorded Music Major Transaction (the “RMMT Effective Date”), the appointment of Company hereunder shall instead be to render, and Company shall render, PP&S Services for at least the Specified Percentage (and, at WMI’s election, more than the Specified Percentage) of Products in the Exclusive Territory in accordance with the terms hereof.  WMI shall, use commercially reasonable efforts to provide that the Combined Entity’s use of PP&S Services hereunder (i.e., mix of New Releases and Catalog Titles) following the RMMT Effective Date remains generally consistent with WMI’s use of PP&S Services hereunder prior to the RMMT Effective Date.  The “Specified Percentage” equals the fraction, expressed as a percentage: (A) the numerator of which shall be one hundred percent (100%) of the number of Unites of Products picked, packed and shipped for sale in the Exclusive Territory by Company for WMI under this Agreement (and/or by WMI on its own behalf, if applicable) during the twelve (12) complete calendar months immediately preceding the RMMT Effective

Date (the “WMI Output”); and (B) the denominator of which shall be the WMI Output plus one hundred percent (100%) of the number of Units of Records in physical formats picked, packed and shipped for sale in the Exclusive Territory by or for the recorded music business of the applicable Major during the same twelve (12)-month period.  For the avoidance of doubt, in calculating the WMI Output no Units of Products picked, packed and shipped by Company (and/or WMI, if applicable) for WHV or its affiliates shall be included.[*]

(iv)  WMI and its affiliates shall be solely responsible for: (A) all sales solicitation of Products; (B) processing of all orders of Units of Products by customers; (C) invoicing and collection of customer accounts; and (D)  the processing and issuance of credits to customers.

(b)  Reservation of Rights.  WMI hereby reserves all rights in and to Products not otherwise expressly granted to Company herein.

(c)  Reports.  Company shall prepare for WMI and its affiliates the shipments, returns and inventory reports in the same format and details as were received by WMI or its affiliates prior to this Agreement and shall supply WMI and its affiliates with such reports on at least a monthly basis during the Term.  If Company provides more detailed reports to any other party during the Term, Company shall, at WMI’s or its affiliates’ request, provide such more detailed reports to WMI and its affiliates hereunder as of the date that Company commences providing such more detailed reports to such other party but subject to the same terms and conditions under which such reports are provided to such other party (e.g., any additional fees or amounts charged to such party for such more detailed reports).  Monthly and quarterly shipments and return reports shall include at least the following information:  selection number, artist name, selection title, product configuration, gross units shipped, units actually returned, net units and Fees.  Nothing in such reports shall impart any competitively-sensitive information about Company, Company’s affiliates or any third parties for which Company renders any services or any personal data possessed by Company.

(d)  Facilities.  Company shall utilize “first-class” facilities either directly or, subject to WMI’s prior approval, by subcontract, for the prompt, timely, and satisfactory performance of the PP&S Services committed hereunder.  All distribution center locations used by Company in connection with Products shall be subject to WMI’s prior approval (which approval shall not be unreasonably withheld).  WMI hereby acknowledges that those distribution facilities owned and/or leased by WMI in the Territory immediately prior to the commencement of the Term and which are being acquired by Company pursuant to the Stock Purchase Agreement currently constitute “first-class” facilities and shall be deemed approved by WMI for Company’s use hereunder in connection with Products.

(e)  Company’s Undertakings.

(i)  Company shall render Services for WMI to all locations throughout the territory for all orders for Products as designated by WMI.  The Services:  (A) shall be rendered on a so-called “label blind” basis; (B) shall be rendered in at least the same general manner, subject to at least the same general standards and in at least the same general quality as provided by Company to all other parties whose products are distributed by Company in the Territory, [*] (D) shall be rendered in accordance with “first-class” standards that meet the highest quality available in the industry; and (E) shall be rendered in accordance with, or exceed, each of the service level requirements set forth on Schedule A hereto (the requirements set forth on Schedule A hereto being the “Service Level Requirements”); provided, however, that, to the extent that the standards set forth in clauses (B) and (D) of this Paragraph are not being met as of the commencement of the Term, Company shall have a period of [*] from the commencement of the Term in which to meet such standards.

(ii)  Company shall ship each product without alteration in the same configuration and format designated by WMI.

(iii)  Company shall accept the return of all Units of Products previously distributed by or on behalf of WMI in the Territory prior to the commencement of the Term.

(f)  Compliance with Law; Code of Conduct.  Company shall comply (i) with all laws and regulations in connection with Company’s undertakings under this Agreement, except where the failure to do so individually or in the aggregate is immaterial; and (ii) subject to relevant local laws including privacy laws, with the code of conduct attached as Schedule B hereto.

(g)  Quarterly Meetings.  At least once every calendar quarter, WMI may meet with Company’s Chief Executive Officer (or equivalent) and Chief Financial Officer (or equivalent) to assess Company’s performance under this Agreement and its ongoing ability to perform its obligations under this Agreement.

(h)  Shipping.  If WMI is responsible for shipping expenses, should WMI so elect, WMI shall have the right to:  (i) select the shipping agent(s) utilized by Company for shipping of Units of Products and/or other materials hereunder (and, in doing so, assume the risk of loss for such units of Products in transit); or (ii)  in lieu of selecting such shipping agent(s), require that Company submit to WMI any proposed shipping agent(s) which Company wishes to utilize hereunder for WMI’s prior written approval.  If, in a particular instance, WMI is not responsible for shipping expenses or WMI does not exercise its rights pursuant to the preceding sentence, Company shall utilize the same shipping agent(s) utilized by Company for the shipping of a majority of the other products shipped by or on behalf of Company.

(i)  Additional Services.  At WMI’s reasonable request, Company shall provide WMI with assembly, packing, and shipping services for “point of sale,” promotional and merchandising materials to be utilized in connection with Products.  Such services shall be provided by Company to WMI on a non-exclusive basis only (and only to the extent that WMI so requests any such services) and, to the extent so requested, shall be provided to WMI [*].  Notwithstanding this Paragraph 1(i), Company shall only be required to provide such services if either WMI (either itself or through any of its affiliates) provided such services on its own behalf prior to the commencement of the Term or if Company then-currently provides such services to any party (in which case, if WMI requests such services and

Company is not contractually prohibited from providing such services to WMI, they shall be provided to WMI on the same terms and conditions as are provided to such other party).  If Company provides any Services to WEA under the US PP&S Agreement, then Company shall provide such Services to WMI hereunder but only to the extent that is reasonably feasible for Company to do so.

(j)  Location of Company’s Distribution Facility.  Any change of location of WMI’s current distribution facility located in Alsdorf, Germany (the “Alsdorf Facility”) shall require the prior written approval of WMI (such approval not to be unreasonably withheld); [*].

(k)  Enhanced Services.  Company shall work with WMI to provide cost-effective solutions to the increasing demands of WMI’s business.  These currently include shelf-ready product, consolidation of direct distribution to other territories, distribution services inclusive of certain generic charges such as copyright and/or royalty, local language packing slips and enhancement of customer requested data.

2.  Title.  Title to Units of Products hereunder (including all copyrights and trademarks contained therein) shall remain in WMI or WMI’s affiliates.  Company acknowledges that Products (including all intellectual property contained therein and relating thereto) are protected under copyright laws and that WMI is the rightful owner or license holder of such copyrights.  Company acknowledges that any removal of any such materials from Company’s approved facilities without WMI’s written approval, and any distribution of any such materials in the Territory without WMI’s written approval, is an infringement of WMI’s copyright.  Company shall bear the risk of loss for Units of Products in Company’s possession, under Company’s control or in transit during any shipping of Products between Facilities (to the extent that Company is responsible for paying such shipping expenses).

3.  Ordering Products.  WMI and its affiliates shall cause the manufacture of and delivery to Company of such stocks of Products as shall be determined by WMI in WMI’s sole discretion.

4.  Company’s Financial Obligations.  WMI shall not be responsible for payment of any of Company’s (or Company’s affiliates’) indirect or general overhead charges or the salaries of Company’s (or Company’s affiliates’) employees or agents.  All costs associated with the rendering of Services shall be borne by Company.  All charges for all packaging materials (including boxes and filler materials) are at the cost of Company.  All actual, out-of-pocket, non-overhead freight charges incurred by or on behalf of Company for shipping of Units of Products from Company’s distribution warehouse facilities to WMI’s customers or otherwise at WMI’s request shall be borne by WMI.  To the extent that any shipping costs hereunder are to be borne by WMI, WMI shall only be required to pay Company’s actual, documented, out-of-pocket costs charged by such shipping company for the shipment of Units of Products and/or other materials hereunder and such costs shall be reimbursed to Company within [*] following Company’s rendition of such invoice to WMI (but in no event shall WMI be required to make any such payment prior to Company’s payment of such invoice to such shipping agent).  Company shall be solely responsible for all costs or expense’s related to the shipping of Units of Products between Facilities to the extent that such movements were made at Company’s own request or direction.

5.  Terms of Sale of Products.  WMI shall determine all terms of sale for Products.

6.  Other Obligations.  (a)  Storage.  Company shall accept and store all Units of Products delivered to or otherwise held by Company hereunder in accordance with the provisions of Schedule C hereto.  Products shall be kept segregated from all of Company’s other products or merchandise.  The risk of loss, due to any reason, of Units of Products in Company’s possession or control shall be borne by Company, as further described herein; provided, however, that to the extent any such loss was directly caused by a WMI Employee, Company shall not bear the risk of loss except to the extent such loss is or would have been covered by Company’s property insurance required under this Agreement and as set forth on Schedule D hereto.

(b)  Insurance.  During the Term, Company shall: (i) comply with all provisions set forth on Schedule D hereto; and (ii) at Company’s sole cost and expense, maintain adequate insurance coverage for: (A) all Products while such Products are in Company’s possession, under Company’s control or in transit to or from Company or its designees to any Facility; and (B) the other matters set forth on Schedule D hereto.  The insurance required hereunder is not intended to limit Company’s liability as otherwise provided in this Agreement.

(c)  Computer Access.  In order that WMI and its affiliates are able to monitor daily shipments, receipt, production and inventory activity of Products, Company shall give WMI access to Company’s computer system for the purpose of providing WMI with real-time information stored therein relating to Products at Company’s expense (but no access shall be allowed to information relating to any other party’s products or any personal data possessed by Company).  Such system shall provide WMI with all of the same types of reports and information currently provided by, and as may be available from, Company’s computer systems in connection with other products distributed by Company.  In connection therewith, Company shall work with WMI to ensure that WMI is provided with at least the same level of reports and information that WMI’s own systems provided as of the commencement of the Term.  Nothing in such reports or information provided shall impart any competitively-sensitive information about Company, Company’s affiliates or any third parties for which Company renders any services or any personal data possessed by Company.  Such access shall be available to WMI twenty-four (24) hours a day, seven (7) days a week, at all times during the Term.  Notwithstanding anything herein to the contrary, Company may perform system maintenance and upgrades during which such systems may not be available; provided, however, that such downtime does not exceed six (6) hours per week.  Throughout the Term, Company shall, at Company’s cost, reasonably maintain and enhance its IT services so as to be of a comparable standard to those offered by “first-class” distributors in the Territory.

(d)  Inspection.  Subject to the provisions set forth below, during the Term and for a period of [*] following the expiration or termination of the Term, WMI shall have the right to inspect each WMI Facility and any other facility utilized by Company in connection with Products, or the provision of Services hereunder, during regular business hours (utilizing either WMI’s own employees, third-party advisers or representatives, insurers, or other experts retained by WMI).  WMI may conduct such inspections of each Facility or such other facility up to [*].  During any such inspection, WMI may conduct physical inventories of Units of Products in Company’s possession or under Company’s control.  WMI shall not have access to any competitively-sensitive information relating to any other party’s products or any personal data possessed by Company during the inspections permitted under this Paragraph 6(d).

(e)  Security.  Company shall maintain security standards that are at least equivalent to those provided by other “first-class” distributors, both in the segregated area of the WMI Facilities for Products and throughout the WMI Facilities, and shall at all times employ the utmost care and diligence to prevent loss, damage, theft, disappearance, unauthorized destruction or usage of Products.  Company’s security procedures shall be subject to WMI’s prior written approval.  Company shall maintain such procedures as approved by WMI and as may reasonably be given to Company from time to time throughout the Term.  Notwithstanding the foregoing, Company’s security measures (which shall include closed-circuit television monitoring, pass-protected access, employee checking and spot searching, etc.) shall be sufficient to ensure that Products and the intellectual property embodied in such Products are in no way compromised, stolen, “leaked” to the public (e.g., copying of recordings embodied on Products which may lead to the availability of such recordings to the public via the Internet or similar means) or otherwise made available to any unauthorized parties; provided, however, that for a period of [*] from the commencement of the Term, such security measures need be no more stringent than those currently in place at the Alsdorf Facility.  Upon discovery of: (i) loss, damage, theft, disappearance, or destruction of Products exceeding [*]; or (ii) any unauthorized usage of Products, Company shall notify WMI as soon as reasonably possible, and in any event within [*] following such discovery, and shall include in such notification sufficient detail to allow WMI to investigate such incident (each, a “Security Breach Notice”).  Regardless of Company’s compliance with all security measures set forth herein or with procedures approved by WMI, Company shall be liable as provided herein for the loss, damage, theft, disappearance, destruction or unauthorized usage of any Products.

(f)  Salvage.  At all times and regardless of whether Company or its insurers are required to compensate WMI for loss as required under this Agreement, WMI shall retain the sole right to salvage for damaged Products.  Company shall not surrender damaged Products to insurers or any other party for destruction or disposal without obtaining WMI’s prior written consent.

(g)  WMI Employees.  Company shall throughout the Term, at the request of WMI, provide up to a maximum of [*] full-time employees of WMI or its affiliates (the “WMI Employees” ) who are responsible for stock control with, at Company’s expense: (i) reasonable office accommodations at such Facilities utilized for distribution and/or warehousing as may be specified from time to time by WMI; (ii) individual computers; (iii) copy services and any other similar office services in order to permit them to carry out their functions; (iv) office meal/pantry/refreshment and recreational and similar facilities similar to those provided by Company’s employees at such facilities; and (v) all other reasonable support functions as provided to them as of the date of this Agreement.  Company shall also provide telephone, Internet and fax access for each WMI Employee, and WMI shall reimburse Company for Company’s actual, documented, out-of-pocket costs therefore.  Amounts owing under this Paragraph 6(g) shall be invoiced by Company at month end and shall be payable [*] from the date of the rendition of such invoice; [*].  WMI shall be responsible for the direction of, and all compensation and related obligations for WMI Employees.  WMI shall retain the right of direction of the employees, and such employees shall not be integrated into the Company’s business.  The WMI Employees shall operate in accordance with WMI’s code of conduct and Company’s standard code of conduct contained in its employee policy manual at the applicable WMI Facility (which code of conduct shall be subject to WMI’s reasonable approval) and all other lawful policies adopted by Company from time to time governing the conduct of all of its employees and contractors.  In the performance of their tasks, the WMI Employees shall not have access to any competitively-sensitive information relating to any other party’s products or any personal data possessed by Company.

[*]

7.  Technology.  Company shall reasonably update the WMI Facilities at Company’s cost to keep up with new technology requirements, including investing in technology, systems, equipment and processes to automate distribution processes, packaging and assembly to provide at least the same level of quality and service provided by other “first-class” distributors of Records in the Territory.  In the event that any investment in a fundamental new technology (e.g., the conversion to automated systems) results in a decrease in Company’s net costs (i.e., taking into account the cost of Company’s said investment in implementing such new technology) by more than ten percent (10%), the Fees shall be adjusted so that the net cost benefit is shared equally between WMI and Company. [*]

8.  Invoices and Payments. (a)  Rendition of Invoices.  Except with respect to shipping charges to be borne by WMI as provided in Paragraph 3(i), in the case of WMI affiliates and licensees for each month of the Term, Company shall prepare and render invoices in Euros to such WMI affiliates and licensees on the 15th day of each such month setting forth all Fees owed by WMI hereunder with respect to such affiliates and licensees.  The amount due to Company pursuant to each such invoice shall be due and payable in Euros by the WMI affiliates and directly by licensees to Company on or before [*] following Company’s rendition of such invoices [*].  At WMI’s sole election, Company shall prepare and render invoices in Euros to such nominated WMI affiliates and licensees with respect to each completed and shipped Order of Products setting forth all Fees owed by WMI hereunder with respect to such nominated affiliates and licenses.  The amount due to Company pursuant to each such invoice shall be due and payable in Euros by the WMI affiliates and directly by licensees to Company on or before [*] following Company’s rendition of such invoices [*].  If any WMI affiliate or licensee disputes an amount contained in an invoice but has already paid to Company such amount, the WMI affiliate or licensees may withhold the disputed amount from amounts otherwise owed to Company hereunder during the pendency of such dispute.  The invoices for all units hereunder will follow the same format as current invoices but at a minimum shall contain “per SKU” line item detail with special handling or other miscellaneous charges indicated separately in the form and manner consistent with Company’s general form of invoice.  Company shall submit all such invoices to WMI electronically pursuant to instructions given by WMI to Company from time to time (and in paper form, to the extent WMI so requests) and to the extent that Company’s and WMI’s computer systems do not already provide for the electronic submission of all such invoices, Company shall use Company’s reasonable efforts to work with WMI starting upon the commencement of the Term to create a system whereby all such invoices can be submitted electronically to WMI.

(b)  Audits.  WMI shall have the right, at WMI’s sole expense, to examine (and/or to appoint representatives to examine) Company’s (and Company’s affiliates’) books and records in order to: (i) verify the correctness of any invoice prepared and rendered by Company in accordance with Paragraph 8(a); (ii) establish the applicability of the provisions contained in Paragraphs 11 and/or 15; or (iii) otherwise establish compliance by Company with its obligations under this Agreement; provided, however, that only independent, third-party auditors (i.e., auditors other than WMI’s then-current outside auditor) shall be utilized for the review of Company’s books and records.  Independent third party auditors shall have access to all information necessary to perform their duties, however nothing in any report provided to WMI or its affiliates by any such independent third party auditors shall impart to WMI or its affiliates any competitively-sensitive information about Company, Company’s affiliates or any third parties for which Company renders any services.  If any such audit reveals that WMI and/or WMI’s affiliates have been overcharged, Company shall reimburse WMI in the amount of the overcharge.  If any such audit reveals that WMI and/or its affiliates have been overcharged by an amount exceeding [*] for the audit period, Company shall reimburse WMI in the amount of the overcharge plus all fees paid by WMI to the auditors concerned in connection with such audit and any other actual, documented, out-of-pocket expense incurred by WMI in connection with such audit. [*] Regardless of the number of audits conducted hereunder revealing the same specific overcharge to WMI, Company shall not be required to repay to WMI the amount of any such overcharge more than once.  WMI’s audit right shall survive the expiration or termination of the Term for [*].

[*].  Company shall retain all books and records related to the performance of Services hereunder after the expiration or termination of the Term for so long as WMI or its affiliates may need to perform audits hereunder, but in no event for more than [*] after the rendition of the invoice with respect to the Services to which such invoice relates; provided, however, that before Company destroys any books or records, Company shall deliver written notice of such intent to destroy to WMI [*] before the intended date of destruction.  WMI shall have [*] after receipt of such notice to request copies of the books and records to be destroyed, in which case Company shall make copies of such books and records and deliver the same to WMI (but excluding information related to other customers of Company) at WMI’s expense (but at Company’s expense if such copies are of electronic files).  As used herein, “books and records” shall include, without limitation, physical data and data stored in any electronic, magnetic or optical format.

9.  Post-Term Procedures. (a)  Upon the expiration or termination of the Term, Company shall immediately cause the cessation of all Services and shall have no further rights or obligations with respect to Products except as provided herein; provided, however, that upon WMI’s request, Company shall fill any then-currently outstanding orders for Units of Products pursuant to the terms of this Agreement.  Within ten (10) business days following the expiration or termination of the Term, Company shall provide WMI with a list of all Units of Products in Company’s possession or control on such date.  The mere expiration or termination of the Term shall not affect any obligations of WMI to pay for Services rendered by Company prior to such expiration or termination or any other obligation that is expressly provided herein to survive the expiration or termination of the Term.

(b)  Within [*] following the expiration of the Term or [*] following the early termination of the Term, WMI shall remove from the Facilities, or order at WMI’s expense the destruction of all Units of Products in Company’s possession or control.  The determination whether to remove or destroy such Units of Products shall be made by WMI in WMI’s sole discretion.

10.  Warranties, Representations, Covenants and Indemnities. (a)  Company warrants, represents and/or covenants, as the case may be, that: (i) Company has the right, power and authority to enter into and fully perform this Agreement; (ii) no agreement of any kind heretofore entered into by Company shall interfere in any manner with the complete performance of this Agreement; and (iii) subject to WMI’s rights in the Products and WMI’s warranties and representations set forth below, any items prepared by or otherwise furnished by Company in connection with Products and Company’s performance of Services hereunder will not violate any law or infringe upon the rights of any party.

(b)  Company agrees to and does hereby indemnify, save and hold WMI and its affiliates, and each of their respective officers, directors and employees (collectively, for the purposes of this Paragraph 10(b) only, “WMI”) harmless to the maximum extent permitted by law from any and all loss and damage (including court costs and reasonable attorneys’ fees as and when incurred) arising out of, connected with or as a result of: (i) any inaccuracy, inconsistency with, failure of, or breach or threatened breach by Company of any warranty, representation, agreement, undertaking or covenant contained in this Agreement; and/or (ii) any and all damages or injuries of any kind or nature whatsoever (including death resulting therefrom) to any persons, whether employees of Company or otherwise, and to any property caused by, resulting from, arising out of or occurring in connection with the execution of the work under this Agreement (including products liability claims), whether such damages or injuries are or are alleged to be based upon Company’s active or passive negligence or participation in the wrong or upon any breach of any statutory duty or obligation on the part of Company (except to the extent such damages or injuries directly result from any act of WMI’s employees located at Company’s facilities and are not otherwise covered by the property insurance Company is required to maintain hereunder as set forth on Schedule D hereto, or result from a breach of any warranty, representation, agreement, undertaking or covenant of WMI contained herein).The foregoing indemnity shall be applicable only to such claims as have been reduced to judgment or settled with Company’s written approval.  WMI shall give Company prompt notice of any claim to which the foregoing indemnity applies and Company shall assume the defense of any such claim through counsel of Company’s choice and at Company’s sole expense; provided, however, that the relevant law on Civil Procedure provides for this procedure.  WMI shall have the right to participate in such defense through counsel of WMI’s choice and at WMI’s expense; provided, however, that the relevant law on Civil Procedure provides for this procedure.

(c)  WMI warrants, represents and/or covenants, as the case may be, that: (i) WMI has the right, power and authority to enter into and fully perform this Agreement; (ii) no agreement of any kind heretofore entered into by WMI shall interfere in any manner with the complete performance of this Agreement; and (iii) Material embodied in Products as supplied by WMI shall not violate any law or infringe upon the rights of any third party.  As used herein “Material” shall include all musical compositions, names, biographical materials and likenesses, photographic, video or motion picture images, sound recordings, intellectual properties, packaging and artwork.

(d)  WMI agrees to and does hereby indemnify, save and hold Company and its affiliates, and each of their respective officers, directors and employees (collectively, for the purposes of this Paragraph 10(d) only, “Company”) harmless to the maximum extent permitted by law from any and all loss and damage (including court costs and reasonable attorneys’ fees as and when incurred) arising out of, connected with or as a result of : (i) any inaccuracy, inconsistency with, failure of, or breach or threatened breach by WMI of any warranty, representation, agreement, undertaking or covenant contained in this Agreement; (ii) any and all damages or injuries of any kind or nature whatsoever

(including death resulting there from) to any persons, whether employees of Company or otherwise, and to any property caused by, resulting from, arising out of or occurring in connection with any act of WMI’s employees located at Company’s facilities, except to the extent such damages and injuries are covered by the property insurance Company is required to maintain hereunder as set forth on Schedule D hereto; and/or (iii) any products liability claims for manufacturing defects directly related to Products not manufactured by Company, any affiliate of Company or on behalf of Company.  The foregoing indemnity shall be applicable only to such claims as have been reduced to judgment or settled with WMI’s written approval.  Company shall give WMI prompt notice of any claim to which the foregoing indemnity applies and WMI shall assume the defense of any such claim through counsel of WMI’s choice and at WMI’s sole expense; provided, however, that the relevant law on Civil Procedure provides for this procedure.  Company shall have the right to participate in such defense through counsel of Company’s choice and at Company’s expense; provided, however, that the relevant law on Civil Procedure provides for this procedure.

11.  Breach, Cure and Termination. (a)  WMI may terminate the Term by written notice to Company, following either: (i) a breach of this Agreement by Company that is specified in Paragraph 11(b); or (ii) any other material breach of this Agreement by Company.  [*]  There shall be a cure period of [*], following written notice to Company, for any breach referred to in Paragraph 11(a)(ii).

(b) The breaches of this Agreement referred to in Paragraph 11(a)(i) are any of the following:

[*]

[*]

(viii)  any willful and malicious breach by Company of any material provision hereof.

(c)  In addition, WMI may terminate the Term:

(i)  by written notice to Company within nine (9) months following the later of:  (A)  a Change of Control; and (B) written notice to WMI from Company that a Change of Control has occurred;

(ii)  by written notice to Company following an Insolvency Event;

(iii)  by written notice to Company following either: (A) the termination of the term of the International Manufacturing Agreement or the International Administrative Services Agreement, in each case other than as a result of breach by WMI or the expiration of the term thereunder by passage of time; or (B) any material breach by Company under the International Manufacturing Agreement (i.e., a breach which would then-currently permit WMI to terminate the term thereof and with respect to which WMI’s right to terminate has not been waived); and

(iv)  upon [*] written notice to Company, following the occurrence of a Recorded Music Major Transaction; provided, however, that in no event shall any termination under this clause (iv) be effective prior to the date which is [*] from the commencement of the Term.

(d)  Any termination of this Agreement under this Paragraph 11 will not relieve Company of liability for breaches hereof arising prior to such termination nor shall it relieve WMI from any liability to pay for Services rendered to such termination.

(e)

(i)  If because an “act of God”, inevitable accident, fire, lockout, strike or other labor dispute, riot or civil commotion, act of public enemy or other cause of a similar nature not reasonably within Company’s control (a “Force Majeure Event”), Company is materially hampered in the performance of its obligations under this Agreement, or its normal business operations are delayed or become impossible or commercially impracticable, then Company shall have the option, by giving WMI written notice, to suspend its obligations under this Agreement affected by such Force Majeure Event, effective upon receipt by WMI of such notice, for the duration of any such contingency.  Should Company suspend its obligations under this Agreement pursuant to this Paragraph 11(e), such suspension shall not constitute a breach hereunder and Company shall not be subject to price rebates under Paragraph 15 with respect to any occurrences during the pendency of such suspension.  Immediately upon Company’s assertion of its right to suspend its obligations under this Agreement, WMI shall have the right to distribute Products itself or through third parties during the pendency of such suspension.  Further, should Company suspend its obligations under this Agreement, WMI shall, on and from the date which is [*] after the occurrence of (which may be earlier than Company’s assertion of suspension under) a Force Majeure Event, have the right, in its sole discretion, to: (A) terminate the Term of this Agreement by notice in writing to Company; or (B) require Company to implement its Disaster Recovery Plan, in each case unless Company has previously by notice in writing to WMI ended the suspension of Company’s obligations under this Agreement.  For the avoidance of doubt, should WMI exercise its right of termination under this Paragraph 11(e), no cure period shall be associated with Company’s failure to perform its obligations hereunder.

(ii)  In addition, within [*] becoming aware of any circumstances or event which may reasonably be anticipated to cause or constitute a Force Majeure Event, Company shall notify WMI of such circumstance or event.  For the avoidance of doubt, such notice shall not constitute an assertion by Company of its right to suspend its obligations hereunder.

(iii)  If for any reason, Company is unable to provide any Services hereunder in connection with any Order(s) for a period exceeding [*] and such inability is reasonably likely to result in Company being unable to meet the Service Level Requirements set forth herein, WMI shall have the right to immediately contract with a third party to provide all or any portion of such services for such period of time as may be reasonably necessary for WMI to obtain the services required to fulfill any such Order(s).  Once WMI is reasonably satisfied that Company is again able to provide the required Services, WMI shall return the contracted Services to Company as soon as it is reasonably able to do so: provided, however, that the return of such Services to Company shall be subject to any reasonable commitment WMI has made to the applicable third party that such Services would remain with such third party for a period of time.  Company shall reimburse WMI upon demand for any and all incremental out-of-pocket charges that WMI reasonably incurs as a result of transferring its Services under this Paragraph 11(e)(iii).

(f)  If WMI purports to terminate this Agreement under this Paragraph 11, each party hereto shall have the right to seek any remedy or other relief available under applicable law (except as limited by paragraph 15(o)), and each party hereto shall have the right to assert any defenses available under applicable law; provided, however, that under no circumstances shall any party from whom WMI obtains services in substitution for any or all Services to be provided hereunder have any liability whatsoever to Company arising out of or related to any actual or purported termination of this Agreement by WMI, even if in violation of this Agreement and Company shall take no action against any such party in connection with the provision of such services by such party to WMI.

12.  Confidentiality.  (a)  Each of Company and WMI shall, and shall cause its affiliates, and its and its affiliates’ directors, officers, employees and agents (each, a “Recipient”) to, maintain in confidence the material terms of this Agreement, except that WMI may disclose this Agreement on a confidential basis in connection with a potential Recorded Music Major Transaction, to a potential assignee under Paragraph 15(c) or to third parties and WMI affiliates as may be necessary in the ordinary course of business (provided, that any such disclosure shall be limited to those persons who agree to be bound by the provisions of this Paragraph).  The restriction in the preceding sentence shall not apply to information that: (i) becomes generally available to the public other than as a result of disclosure by such Recipient contrary to this Agreement; (ii) was available to such Recipient on a non-confidential basis prior to its disclosure to such Recipient; (iii) becomes available to such Recipient on a non-confidential basis from a source other than any other Recipient unless such Recipient knows that such source is bound by a confidentiality agreement or is otherwise prohibited from transmitting the information to such Recipient by a contractual obligation; (iv) is independently developed by such Recipient without reference to confidential information received from any other party; (v) is required to be disclosed by applicable law or legal process, provided that any Recipient disclosing pursuant to this clause (v) shall notify the other party at least five (5) days prior to such disclosure so as to allow such other party an opportunity to protect such information through protective order or otherwise; (vi) is required to be disclosed by any listing agreement with, or the rules or regulations of, any security exchange on which securities of such Recipient or any of its affiliates are listed or traded; or (vii) its required to be disclosed by a party in order to perform its obligations under the Agreement; provided that any such disclosure shall be limited to those persons who have a need to know such information and who agree to be bound by the provisions of this Paragraph 12.  No party hereto shall make a press release or public announcement concerning this Agreement without the prior written consent of the other party hereto.

(b)  Company shall, and shall cause its affiliates, and its and its affiliates’ directors, officers, employees and agents to, maintain in confidence all information that: (i) is in its or their possession by reason of Company’s performance of Services hereunder; and (ii) relates to the Products (including, without limitation, shipment and return volumes, shipping destinations, pricing information and other terms of sale); WMI shall, and shall cause its affiliates, and their directors, officers, employees and agents to maintain in confidence all information that: (x) is in its or their possession by reason of Company’s performance of Services hereunder, and (y) relates to the pricing, methods of distribution or other proprietary information of Company.  The restrictions in the two preceding sentences shall not apply to information that: (A) becomes generally available to the public other than as a result of disclosure by such Recipient contrary to this Agreement; (B) was available to such Recipient on a non-confidential basis prior to its disclosure to such Recipient; (C) becomes available to such Recipient on a non-confidential basis from a source other than any Recipient unless such Recipient knows that such source is bound by confidentiality agreement or is otherwise prohibited from transmitting the information to such Recipient by a contractual obligation; (D) is independently developed by such Recipient without reference to confidential information received from any other party; (E) is required to be disclosed by applicable law or legal process, provided that any Recipient disclosing pursuant to this clause (E) shall notify the other party at least five (5) days prior to such disclosure so as to allow such other party an opportunity to protect such information through protective order or otherwise; or (F) is required to be disclosed by any listing agreement with, or the rules or regulations of, any security exchange on which securities of such Recipient or any of its affiliates are listed or traded.  Notwithstanding anything to the contrary above, WMI and its affiliates shall be permitted to disclose any information on a confidential basis in connection with a potential Recorded Music Major Transaction, to a potential assignee under Paragraph 15(c) or to third parties and WMI affiliates as may be necessary in the ordinary course of business (provided, that any such disclosure shall be limited to those persons who agree to be bound by the provisions of this Paragraph).

(c)  The obligations of WMI and Company under Paragraphs 12(a) and 13(b) shall survive for [*] following the expiration or termination of the Term.

(d)

(i)  Notwithstanding anything to the contrary set forth in this Paragraph 12, the parties hereby agree that, as of the earliest of; (A) the date of the public announcement of discussions relating to the transactions contemplated by the Stock Purchase Agreement (the “Transaction”); (B) the date of the public announcement of the Transaction; and (C) the date of the execution of an agreement (with or without conditions) to enter into the Transaction, each party (and each employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

(ii)  The parties acknowledge that: (A) (x) the identity of any existing or future party (or any affiliate of such party) to the Transaction; and (y) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the Transaction, are not included in the meaning of the terms “tax treatment” and “tax structure” as referred to in clause (i) of this Paragraph 12(d); and (B) nothing in this Agreement shall in any way limit any party’s ability to consult any tax advisor (including a tax advisor independent from all other entities involved in the Transaction) regarding the tax treatment or tax structure of the Transaction.

13.  Definitions. (a)  Certain Terms.

(i)  “Business Days” shall mean Monday through Friday inclusive except for any public holiday which shall fall on any of those days.

(ii)  “Change of Control” shall mean (A) any merger or consolidation of Company or Parent with a Major or its affiliates or any sale, transfer, issuance or other disposal (in one transaction or in a series of transactions) of all or more than [*] of the shares of capital stock, partnership interests, membership interests in a limited liability company or other equity ownership interests (“Equity Interests”) of Parent or Company (or any subsidiary of Parent Company engaged in the business of providing PP&S Services, in each case, whether now owned or hereafter acquired) to a Major or its affiliates; (B) the failure by Parent to own, directly or indirectly, beneficially and of record, Equity interests in Company representing at least [*] of each of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in Company; (C) Parent or Company sells all or substantially all of its assets; or (D) any other event which results in Parent no longer controlling the direction or management of Company.

(iii)  “Combined Entity” shall mean the entity or entities formed as a result of any Recorded Music Major Transaction.

(iv)  “Contract Year” shall mean each separate, consecutive one (1) year period of the Term, the first such period to commence on the first day of the Term.

(v)  “Exclusive Territory” shall mean Germany, Austria, Switzerland, Netherlands, Denmark, Belgium and Czech Republic.

(vi)  “Facility” shall mean any facility owned and/or leased and controlled by Company or one of Company’s affiliates.

(vii)  “Fees” shall mean the pick, pack and ship fees and the various amounts set forth on schedule C hereto, in each case, subject to adjustment as provided in this Agreement.

[*]

(ix)  “International Administrative Agreement” shall mean the International Administrative Services Agreement between WMI and Company dated the date hereof.

(x)  “International Manufacturing Agreement” shall mean the International Manufacturing and Packaging Agreement between WMI and Company dated as of the date hereof.

(xi)  “Key Release” shall mean a New Release of which greater than fifty thousand (50,000) and less than one hundred thousand (100,000) Units have been ordered.

(xii)  “Key Release Date” shall mean the date by which the Orders for a Key Release are required to be shipped pursuant to Schedule A hereto.

(xiii)  “Major” shall mean any one of the following companies: Sony Music Entertainment Inc., Bertelsmann Music Group, EMI Group plc or Universal Music Group (or their successors).

(xiv)  “New Release” shall mean any Product prior to and including such Product’s “street date.”

(xv)  “Non-Exclusive Territory” shall mean the territories as set forth on Schedule E hereto.

(xvi)  “Order” shall mean a request made by WMI for the rendering of any PP&S Services in connection with Units of Products or other materials hereunder.  An “Order” may be for individual Products or other materials may be for multiple Products or other materials and may specify multiple quantities of the same Product or other materials to be delivered to single and/or multiple locations.

(xvii)  “Parent” shall mean Cinram International Inc.

(xviii)  “Platinum Release” shall mean a New Release for which greater than [*] Units have been ordered.

(xix)  “Platinum Release Date” shall mean the date by which the Orders for a Platinum Release are required to be shipped pursuant to Schedule A hereto.

(xx)  “PP&S Services” shall mean services provided by Company to WMI from approved locations which shall include: (i) warehousing and storage, (ii) goods inward services; (iii) order processing, picking and packing activities; (iv) dispatch; (v) transportation and shipping; (vi) returns processing; and (vii) additional activities as requested and approved by WMI to all locations in the Territory as designated by WMI.  These services are set out more fully in Schedule F hereto. “PP&S Services” shall also be deemed to include those specialist services currently known as Indent, Down2one and Pre-Packed Order.  For the avoidance of doubt, all determinations regarding the handling of Units Products and other materials hereunder, including the handling of returns, stickering, preparation for shipment (e.g., boxing, etc.) and shipment of Units of Products shall be made solely by WMI.

(xxi)  “Products” shall mean all Records for which WMI requires PP&S Services to be performed during the Term and for which WMI requires PP&S Services to be performed during the Term and for which WMI has the unilateral right to control the identity of the party who renders such PP&S Services.  Following a Recorded Music Major Transaction, “Products” shall mean all Records for which the Combined Entity requires PP&S Services to be performed during the Term and for which the Combined Entity has the unilateral right to control the identity of the party who renders such PP&S Services.  It has been WMI’s general custom to use its commercially reasonable efforts to acquire the unilateral right to control the identity of the party who renders PP&S Services in connection with Records.  WMI shall continue to do so during the Term, in accordance with past practice.

(xxii)  “Recorded Music Major Transaction” shall mean a joint venture, merger, or other combination of all or a substantial portion of the recorded music businesses of Warner Music Group with all or a substantial portion of the recorded music businesses of any major.

(xxiii)  “Records” shall mean all physical forms of recording and reproduction by which sound may be recorded now known or which may hereafter become known, manufactured or sold primarily for home use, jukebox use, or use on or in means of transportation, including magnetic recording tape, film, electronic video recordings and any other physical medium or device for the production of artistic performances manufactured or sold primarily for home use, jukebox use or use on or in means of transportation, whether embodying: (i) sound alone; or (ii) sound synchronized with visual images, e.g., “sight and sound” devices, but only so long as such forms of recording and reproduction contain performances of works by recording artists.

(xxiv)  “Services” shall mean the PP&S Services and all other series to be provided by Company under this Agreement.

(xxv)  “Stock Purchase Agreement” shall mean the Stock Purchase Agreement among AOL Time Warner Inc., Parent and Company, dated as of July 18, 2003.

(xxvi)  “Term” shall mean the [*] commencing on the Closing Date, as such term in the Stock Purchase Agreement, subject to earlier termination in accordance with Paragraph 11.

(xxvii)  “Territory” shall mean the Exclusive Territories and the Non-Exclusive Territories.

(xxviii)  “Unit” shall mean a finished product in a form that is delivered to end consumers, carries a unique identifier code (UPC/EAN/promo no.) and is warehoused as a Stock Keeping Unit (SKU).

(xxix)  “US Manufacturing Agreement” shall mean the Manufacturing and Packaging Agreement between WEA and Company dated as of the date hereof.

(xxx)  “US PP&S Agreement” shall mean the Pick, Pack and Shipping Services Agreement between WEA and Company dated as of the date hereof.

(xxxi)  “WEA” shall mean Warner-Elektra-Atlantic Corporation.

(xxxii)  “WHV” shall mean Warner Home Video Inc.

(xxxiii)  “WMI Facility” shall mean any Facility at which Company provides Services to WMI hereunder.

(b)  Other Definitional and Interpretative Provisions.

(i)  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Paragraph and Schedule references are to this Agreement unless otherwise specified.

(ii)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(iii)  Unless the context requires otherwise, other grammatical forms of defined words or expressions used herein have corresponding meanings.

14.  [*] (a)  [*]

[*]

(c)  [*]  This Paragraph 14 shall not limit WMI’s other rights against Company for breach hereof, but any amounts paid by Company pursuant to this Paragraph 14 shall reduce any amounts otherwise payable by Company with respect to such breach.

15.  Miscellaneous. (a)  Entire Agreement, Modification.  This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all previous agreements or arrangements between the parties, both written and oral, hereto relating to the subject matter hereof, except that nothing in Paragraph 1 shall limit the obligations of Company under the International Manufacturing Agreement.  This Agreement cannot be changed except by and instrument signed by the authorized signatories of the parties hereto.

(b)  Waiver.  Any party to this Agreement may:  (i) extend the time for the performance of any of the obligations or other acts of the other party hereto; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto; or (iii) waive compliance with any of the agreements or conditions of the other party hereto contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.  The failure of either hereto party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

(c)  Assignment.  Company shall not have the right without WMI’s prior written consent (which consent may be granted or withheld in the sole discretion of WMI) to assign this Agreement or any of the rights granted to Company hereunder; provided, however, that, Company shall be permitted to assign this Agreement to Parent and any wholly owned subsidiary of Parent.  WMI shall have the right without Company’s consent to assign this Agreement, in whole or in part, to any subsidiary, parent company or affiliate of WMI, or to any third-party acquiring all or substantially all of WMI’s assets or equity; provided, however, that in each case, notwithstanding such assignment, WMI at all times shall remain directly and fully liable to Company for the performance of the obligations of WMI hereunder.

[*]

(e)  Further Assurances.  Company and WMI each agree to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be necessary to more fully effectuate this Agreement.

(f)  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, each of the parties hereto and their respective permitted assigns.

(g)  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Paragraph 15 (g)):

WMI:	WEA International Inc
c/o Warner Music Group Inc.
75 Rockefeller Plaza
New York, New York 10019
Attn: EVP & General Counsel
Fax: (212) 258-3092

with a copy to:

Warner Music International Services Ltd
83 Baker Street
London W1U 6LA
Attention: SVP of Business & Legal Affairs
Fax: 44 207 535 9050

Company:	Cinram International Inc.
2255 Markham Road
Scarborough, Ontario M1B 2W3
CANADA
Attn: Dave Rubenstein
Fax: (416) 298-0612

with a copy to

Ervin, Cohen & Jessup LLP
9401 Wilshire Boulevard, 9th Floor
Beverly Hills, California 90212
Attention: Howard Z. Berman, Esq.
Fax: (310) 859-2325

(h)  Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this agreement.

(i)  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any federal, state, local or foreign statute, law, ordinance, regulation, code, order, other requirement or rule of law or by public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(j)  No Agency.  WMI and Company each shall have the status of an independent contractor and nothing herein contained shall contemplate or constitute WMI as Company’s agent or employee or Company as WMI’s agent or employee.  This Agreement does not constitute or acknowledge any partnership or joint venture between WMI and Company.

(k)  No Third Party Beneficiaries.  Except for the provisions of Paragraphs 10(b) and 10(d) relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(l)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.  EXCEPT AS PROVIDED ON SCHEDULE D HERETO, ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN PARAGRAPH 15(g).  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDINGS SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS PARAGRAPH 15(l) SHALL AFFECT THE RIGHT OF EITHER PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  THE CONSENTS TO JURISDICTION SET FORTH IN THIS PARAGRAPH 15(l) SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF NEW YORK AND SHALL HAVE NO EFFECT FOR ANY PURPOSE EXCEPT AS PROVIDED IN THIS PARAGRAPH 15(l) AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PARTY OTHER THAN THE PARTIES HERETO.

(m)  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  EACH PARTY HERETO: (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (ii) ACKNOWLEDGES THAT IT AND OTHER PARTY HERETO HAVE BEEN INDUCED TO

ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 15(m).

(n)  Consents.  Except as specifically provided to the contrary herein, if any consent, approval or authority is required from either party hereto, such consent, approval or authority shall not be unreasonably withheld or delayed.

[*]

(p)  Counterparts.  This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

If the foregoing is acceptable, please acknowledge the same by signing in the appropriate places below.

WEA INTERNATIONAL INC.

By:	/s/ David H. Johnson
Name: David H. Johnson
Title: Vice President

WARNER MUSIC MANUFACTURING
EUROPE GMBH (TO BE RENAMED
CINRAM GMBH)

By:	/s/ Lewis Ritchie
Name: Lewis Ritchie
Title: Authorized Signatory

List of Attached Schedules

Schedule A:	Service Level Requirements
Schedule B:	WMI’s Code of Conduct For Third Party Service Providers
Schedule C:	Fee Schedule
Schedule D:	Insurance Coverage
Schedule E:	Non-Exclusive Territories
Schedule F:	PPS Services

Schedule A

Service Level Requirements

[*]

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2

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3

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4

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5

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6

Schedule B

WMI’s Code of Conduct for Third Party Service Providers

1.  Company will not (without WMI’s written consent) manufacture merchandise utilizing any properties the copyright or trademark to which is owned or licensed exclusively by WMI, or its wholly owned or controlled affiliates other than Products in accordance with this Agreement.

2.  Company shall not use child labor in the manufacturing, packaging or distribution of Products.  The term “child” refers to a person younger than the local minimum age for employment or the age for completing compulsory education, but in no case shall any child younger than fifteen (15) years of age (or fourteen (14) years of age where local law allows) be employed in the manufacturing, packaging or distribution of Products.

3.  Company shall only employ persons whose presence is voluntary.  Company shall not use any forced or involuntary labor, whether prison, bonded, indentured or otherwise.

4.  Company shall treat each employee with dignity and respect, and shall not use corporal punishment, threats of violence, or other forms of physical, sexual, psychological or verbal harassment or abuse.

5.  Company shall not discriminate in hiring and employment practices, including salary, benefits, advancement, discipline, termination, or retirement on the basis of race, religion, age, nationality, social or ethnic origin, sexual orientation, gender, political opinion or disability.

6.  Company recognizes that wages are essential to meeting employees’ basic needs.  Company shall comply, at a minimum, with all applicable wage and hour laws, including minimum wage, overtime, maximum hours, piece rates and other elements of compensation, and shall provide legally mandated benefits.  If local laws do not provide for overtime pay, Company shall pay at least regular wages for overtime work.  Except in extraordinary business circumstances, Company shall not require employees to work more than the lesser of (a) forty-eight (48) hours per week and twelve (12) hours overtime or (b) the limits on regular and overtime hours allowed by local law, or, where local law does not limit the hours of work, the regular work week in such country plus twelve (12) hours overtime.  In addition, except in extraordinary business circumstances, employees will be entitled to at least one (1) day off in every seven (7)-day period.  Company agrees that, where local industry standards are higher than applicable legal requirements, it will meet the higher standards.

7.  Company shall provide employees with a safe and healthy workplace in compliance with all applicable laws, ensuring, at a minimum, reasonable access to potable water and sanitary facilities, fire safety, and adequate lighting and ventilation.  Company also shall ensure that the same standards of health and safety are applied in any housing it provides for employees.  Company shall provide WMI with all information WMI may request about manufacturing, packaging and distribution facilities for the Products.

8.  Company shall respect the rights of employees to associate, organize and bargain collectively in a lawful and peaceful manner, without penalty or interference, in accordance with applicable laws.

9.  Company shall comply with all applicable laws, including those pertaining to the manufacture, pricing, sale and distribution of Products.

10.  Company shall comply with all applicable environmental laws.

2

Schedule C

Fee Schedule

[*]

Schedule D

Insurance Coverage

NOTE:  The following insurance requirements are intended to provide insurance coverage under this Agreement and each of the other service agreements being entered into between the parties hereto and their affiliates as of the date hereof.  Accordingly, to the extent any such other agreements require insurance coverage thereunder that is duplicative of the insurance coverage provided for below, such insurance coverage need not be duplicated under such other agreements.

Property Insurance, Including Extra Expense and Business Interruption:  Company at all times and at its own cost and expense shall insure WMI’s property as defined and required in this Agreement under so-called “all risk” policies of insurance, including but not limited to coverage for extended perils, earthquake, windstorm, flood, and collapse; open cargo, war risk cargo and terrorism.  Company shall purchase an insurance policy that indemnifies WMI for non-physical damage to source material, if available on a commercially reasonable basis and is warranted by the risk profile of the Company.  WMI’s property shall consist of and not be limited to source material, finished goods and inventory, returned stock, master recordings, digital files, DVDs, CDs and all printing and packaging material.

Either dedicated policies or portfolio (blanket) coverage forms may provide the “all risk” property insurance, providing that the per occurrence limit of insurance available with respect to the WMI property at any Company location for property damage, business interruption, and extra expense shall not be less than [*] except, that coverage for California Earthquake shall be no less than [*] per occurrence and in aggregate; and Terrorism for WMI Manufacturing Alsdorf shall be no less than [*] per occurrence and in aggregate.  Further, the limits of insurance applicable to the extended perils and the perils of earthquake, flood and terrorism shall be an annual aggregate.  The deductible on said policies shall be the sole responsibility of Company and be of no greater amount than is commercially reasonable for a company of its financial standing.  These policies shall be primary to any policy maintained by or on behalf of WMI.  WMI may, at any time, review the amount of insurance required hereunder, and may, from time to time, but in no event more than annually, require a lower or higher amount depending on the best available estimate of the aggregate exposure to loss arising from damage to WMI’s property under this Agreement.

The open cargo and war risk cargo insurance policies shall provide per shipment limits of indemnity of no less than [*] and contain a warehouse coverage endorsement.  In the event that the [*] limit of insurance is not adequate to fully insure any given shipment under this Agreement, Company shall purchase additional insurance to cover the full replacement cost of the shipment.  The deductible on these policies shall be no greater than what is commercially reasonable for an enterprise with Company’s financial standing.  The deductible shall be the responsibility of Company and this coverage shall be primary to any coverage maintained by WMI.

All policies shall provide for a reimbursement value with respect to WMI’s property at replacement cost for new property of like kind and quality, with no deduction for depreciation, and shall include WMI, its partners, officers, employees, and affiliates as loss payees under the policies as their interest may appear, and shall provide that no act or omission on the part of Company as the title insured shall prejudice a direct claim by the additional insured.  All property policies shall include a waiver of subrogation in favor of WMI.  Further, Company agrees to secure terms with its insurer that in the event that Company fails to pay premium resulting in a cancellation of coverage that WMI will be given the opportunity to maintain coverage for its insured property under the policy; and Company will reimburse WMI within [*] of notice for the expense incurred.

Public Liability Insurance:  Company shall also be required to obtain and maintain comprehensive general liability insurance and a follow-form “umbrella liability” policy, providing insurance against claims for bodily injury, including death, property damage, personal and advertising injury, blanket contractual liability, broad form property damage liability, explosion, collapse and underground hazard, and product and completed operations, for such claims occurring or alleged to have occurred in the course of any operations or activities contemplated by this Agreement, in such amounts as from time to time are carried by prudent owners of comparable operations, but in no event less than [*] per occurrence and [*] in the annual aggregate, and covering as additional insureds all the WMI individuals and entities for which and to the extent it is responsible under this Agreement.

Workers’ Compensation and Employers’ Liability Insurance:

The Workers’ Compensation policy shall include the following coverage:

1. Coverage A	Statutory
2. Coverage B	Employers’ Liability

Bodily Injury by Accident	[*] each accident
Bodily Injury by Disease	[*] policy limit
Bodily Injury by Disease	[*] each employee

Company shall maintain any other employment related insurance coverage required by any jurisdiction having control over any employees or operations used in connection with this Agreement.

Automobile Liability Insurance: Company shall purchase and maintain automobile liability and follow-form “umbrella liability” insurance for all owned, non-owned and hired vehicles with limits of not less than [*] combined single limit for bodily injury and property damage.  This insurance coverage must include all automotive and truck equipment used in the performance of the work under this Agreement, and must include the loading and unloading of same.

Environmental Liability Insurance: In the event Company encounters and must perform or engage a contractor to perform work related to the remediation or abatement of “hazardous material” which includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Superfund Amendments and Reauthorization Action of 1986 (Pub. L. No. 99-499, 100 stat. 1613 (1986)), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation (or applicable law in any jurisdiction outside the US), Company, or any contractor performing such work on behalf of Company, shall provide “contractor’s pollution liability” insurance, as applicable to the work to be performed, covering claims from third party injury and property damage as a result of pollution conditions emanating from on-site, under the site, or off the site arising out of its operations and completed operations.  Completed operations coverage shall remain in effect for no less than [*] after final completion.  Minimum liability limits, including excess liability coverage, shall be [*] each occurrence and [*] in the aggregate.

The automobile liability insurance must contain provisions for thirty (30) days prior written notice of cancellation, nonrenewal, material change or reduction of insurance sent by certified mail return receipt requested, and waiver of subrogation in favor of WMI, additional insureds and all other such entities, as may be reasonably requested by WMI.

Provisions Applicable to All Policies of Insurance Required Hereunder:  Policies of insurance shall be underwritten by an insurer with an AM Best rating of no less than A- and a financial size class of VII or better (or an equivalent rating from an alternate rating agency), and may be an admitted or non-admitted carrier.  Any insurer not meeting these criteria must be approved in writing by WMI’s risk management department whose authorization shall not be unreasonably withheld.  Satisfactory evidence of insurance shall be provided before the commencement of this Agreement and shall be evidenced at each renewal by a binder and certificate of insurance at least ten (10) days before expiration of coverage and upon request of WMI, on an annual basis or as necessitated by a material change in coverage or legal action.  Company shall forward to WMI a copy of all required policy forms upon request.  With respect to property located outside the US, any loss payable to WMI shall be adjusted and paid in the currency of the United States of America, subject to the rate of exchange published in The Wall Street Journal on the date of the loss.  If Company elects to maintain insurance for property located outside the US, where the policy is denominated in a currency other than the US dollar, such policy limits and deductibles shall at all times be sufficient to meet the US dollar denominated requirements set forth on this Schedule D.

Each of WMI and Company agrees to negotiate in good faith to attempt to resolve any disagreement which in any way affects any insurance required to be carried hereunder.  In the event that such good faith negotiation does not result in the resolution of any such disagreement within a fifteen (15) day period, the parties shall retain an arbitrator to make a fair and reasonable determination as to any such disagreement (the “Insurance Arbitrator”).  The Insurance Arbitrator shall be a retired executive or attorney with substantial experience in the insurance industry, preferably in the field of manufacturing, shall be independent of each of WMI and Company, and shall endeavor to provide a determination of any dispute among the parties within thirty (30) days of being retained, but in each case, as quickly as possible.  The parties shall jointly appoint the Insurance Arbitrator and the identity of the Insurance Arbitrator shall be satisfactory to each of the parties.  The parties shall share equally in the cost and expense of retaining the Insurance Arbitrator.  If the parties cannot agree upon a person to act as the Insurance Arbitrator within thirty (30) days of the expiry of the fifteen (15) day negotiation period specified in this Paragraph 6, then the Arbitrator shall be selected by the American Arbitration Association.  Any arbitration hereunder shall be conducted in conformance with the rules established by the American Arbitration Association.  Any determination made by the Insurance Arbitrator shall be final and binding on each of the parties.  For the avoidance of doubt, Company shall at all times including during the pendency of any dispute and until such time as such dispute is resolved be required to continue to procure insurance policies at its sole expense in full force and effect as required in this Agreement and as specified herein.

Schedule E

Non-Exclusive Territories

Argentina

Australia

Brazil

Canada

Chile

China

Colombia

Eire

Finland

France

Greece

Hong Kong

Hungary

Indonesia

Italy

Japan

Korea

Malaysia

Mexico

New Zealand

Norway

Philippines

Poland

Portugal

Singapore

Spain

Sweden

Taiwan

Thailand

UK

Venezuela

Bulgaria

Croatia

Ecuador

Estonia

Ghana

India

Israel

Ivory Coast

Kenya

Latvia

Lithuania

Mauritius

Romania

Saudi Arabia

Lebanon

United Arab Emirates

Slovenia

South Africa

Turkey

West Indies

Zimbabwe

Export Territories

All locations in the Territory designated by WMI

Schedule F

PP&S Services

A.  WAREHOUSE MANAGEMENT ACTIVITIES

1.  Inbound Logistics Activity

[*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

2.  Custody and Storage Activities

[*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

3.  Order Processing Activities

[*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

4.  Dispatch Activities

[*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

5.  Returns Processing Activities

[*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

2

6.  New Releases Processing Activities

[*]

•                  [*]

•                  [*]

7.  Additional Activities

[*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

8.  Communication Activities

[*]

•                  [*]

B.  TRANSPORTATION SERVICES

[*]

[*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

3

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

•                  [*]

C.  SPECIALIST SERVICES

[*]

[*]

Pre Pack Order

[*]

[*]

[*]

D.  PERFORMANCE METRICS

[*]

4